UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2015

Ares Commercial Real Estate Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North Wacker Drive, 48th Floor, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 252-7500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2015, Brett White resigned, with immediate effect, from the Board of Directors (the “Board”) and as a member of the audit committee of the Board (the “Audit Committee”) of Ares Commercial Real Estate Corporation (the “Company”).

Mr. White resigned as he prepares for a new role as Executive Chairman at a large real estate services company. His resignation did not involve a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Board is now comprised of seven members, including four directors who are independent for purposes of the New York Stock Exchange corporate governance listing requirements and rules and regulations of the Securities and Exchange Commission.  In addition, Michael H. Diamond was appointed by the Board as a member of the Audit Committee concurrently with Mr. White’s resignation. Mr. Diamond is an independent director for purposes of the New York Stock Exchange corporate governance listing requirements and rules and regulations of the Securities and Exchange Commission.

Item 7.01  Regulation FD Disclosure.

On January 27, 2015, the Company issued a press release announcing the resignation of Mr. White as a director. The text of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)                           Exhibits:

Exhibit Number	Exhibit Description
99.1	Press release dated January 27, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2015

ARES COMMERCIAL REAL ESTATE CORPORATION

	By:	/s/ Anton Feingold
	Name:	Anton Feingold
	Title:	Secretary